UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 5, 2024

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2024, National Research Corporation, a Delaware corporation (the “Company”), entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with First National Bank of Omaha, a national banking association (“FNB”), that amends the terms of that certain Amended and Restated Credit Agreement, dated May 28, 2020, as amended by that certain First Amendment thereto dated as of September 30, 2022, and that certain Second Amendment thereto dated as of June 16, 2023, by and among the Company and FNB (the “Credit Agreement”).

Among other changes, the Third Amendment: (i) extended the maturity date of the revolving loan from May 28, 2025 to May 28, 2027, (ii) extended the commitment date until which FNB will make loans available under the delayed draw-down term facility (the “Delayed Draw Term Loan”) from May 28, 2025 to May 28, 2026, (iii) made the outstanding balances on the term loan (the “Term Loan”) and both current and any future Delayed Draw Term Loans payable in equal monthly installments amortized over ten-year periods, (iv) changed the applicable interest rate for the Term Loan from a fixed rate of 5% per annum to a rate per annum equal to the secured overnight financing rate or “SOFR,” plus 2.35%, (v) extended the use of the Delayed Draw Term Loan to include dividends, stock repurchases, acquisitions, and capital expenditures, and (vi) increased the building renovations excluded from the fixed charge coverage ratio covenant from $25 million to $27.5 million. The Third Amendment also made certain other updates to the definitions, terms, principal amounts outstanding, and conditions of the Credit Agreement to reflect the above-described changes.

The foregoing summary of the terms and conditions of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2024.

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2024, the Company issued a press release announcing its financial and operating results for the second quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	National Research Corporation press release announcing its financial and operating results for the second quarter ended June 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in Items 2.02 and 9.01 of this report and the exhibits hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Items 2.02 and 9.01 of this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: August 6, 2024	By:	/s/ Linda Stacy
Linda Stacy
Secretary, Principal Financial Officer, and Principal Accounting Officer